Exhibit 99.1

Cvent Announces Second Quarter 2014 Financial Results

Revenue of $34.1 million increases 27% year-over-year

Raises 2014 Revenue and Earnings Guidance

McLean, VA - August 7, 2014 - Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management platform, today announced its financial results for the second quarter ended June 30, 2014.

“With continuing business momentum, we delivered strong results in the second quarter on both the top and bottom lines,” said Reggie Aggarwal, Chief Executive Officer of Cvent. “Revenue in the second quarter of $34.1 million was above our expectations, and represents an increase of 27% from the second quarter of 2013. Revenue upside, combined with efficient execution and lower than expected costs, resulted in profitability metrics that also exceeded the high end of our guidance ranges.”

Aggarwal continued, “In addition to significant client wins on both the planner and hotel sides of the meetings and event ecosystem, our second quarter was highlighted by the debut of the next generation of our event management platform and three major annual user conferences. As organizations throughout the meetings and event ecosystem increasingly look to technology to solve their needs, Cvent is positioned as the leader in the market to capitalize on this growing opportunity. Our strong second quarter performance and growing customer demand are reflected in our increased revenue and profitability guidance for the year.”

Second Quarter 2014 Financial Highlights

Revenue

•	Total revenue was $34.1 million, an increase of 27% from the comparable period in 2013.

•	Platform Subscription revenue was $24.2 million, an increase of 29% from the comparable period in 2013.

•	Marketing Solutions revenue was $9.9 million, an increase of 21% from the comparable period in 2013.

Operating Income

•	GAAP operating income was $0.9 million, compared to a GAAP operating loss of $(1.3) million in the comparable period in 2013.

•	Non-GAAP operating income was $2.3 million, compared to non-GAAP operating income of $2.3 million in the comparable period in 2013.

Net Income

•	GAAP net income was $1.0 million, compared to a GAAP net loss of $(2.3) million for the comparable period in 2013. GAAP net income per fully diluted share was $0.02, based on 43.2 million weighted average common shares outstanding on a fully diluted basis, compared to GAAP net loss per share of $(0.07) for the comparable period in 2013, based on 33.1 million pro forma diluted weighted average common shares outstanding.

•	Non-GAAP net income was $2.4 million compared to $1.4 million in the comparable period in 2013. Non-GAAP net income per share was $0.06, based on 43.2 million weighted average common shares outstanding on a fully diluted basis, compared to non-GAAP net income per share of $0.04 for the comparable period in 2013, based on 34.6 million pro forma weighted average common shares outstanding.

Adjusted EBITDA

•	Adjusted EBITDA was $4.6 million, representing an adjusted EBITDA margin of 14%, compared to $4.3 million and 16% in the comparable period in 2013.

Balance Sheet

•	Cash, cash equivalents and short-term investments at June 30, 2014 totaled $190.4 million, compared to $201.7 million at the end of the first quarter.

Recent Business Highlights

•	Held our third annual Corporate Meetings Summit and first annual Association Meetings Summit, which were together attended by over 1,000 corporate meeting and event planners, with an additional 500 attendees participating by webcast.

•	Unveiled our redesigned event management user interface, the Blue Release, providing streamlined navigation and enhanced workflow for building and managing events.

•	Announced a technology partnership with Marketo, integrating our event management platform with Marketo’s customer engagement platform, enabling marketers to more efficiently plan and execute events.

•	Launched SocialWall, a new, interactive tool designed to help Cvent clients compile and display attendees’ social content in real-time at any event.

•	Signed new Strategic Meeting Management customers across the US and internationally, including CWT Meetings & Events, Goodyear Tire & Rubber, a Global 1000 pharmaceutical company, and Fortune 500 insurance company and expanded relationships with customers such as a Fortune 150 bank holding company, a Fortune 100 manufacturer of farm equipment, Milken Institute and US Foods.

•	Attracted new platform subscription customers including Forbes Media, Grand Circle Corporation, Microstrategy, and Yale University, and renewed subscriptions with customers such as Aruba Networks, California Public Employees Retirement System, and Massachusetts General Hospital.

•	Added new marketing solutions customers such as The Baha Mar Casino & Hotel, The Elms Hotel & Spa in Kansas City, and the Four Seasons Chicago, and signed multi-year renewals with organizations including Hard Rock Hotels & Casinos, Intercontinental Hotels Group of China, Marriott Hotels and Morgan Hotels Group, and several of the largest global chains and management companies.

Business Outlook

Based on information available as of August 7, 2014, Cvent is issuing guidance for the third quarter and full year 2014 as indicated below.

Third Quarter 2014:

•	Total revenue is expected to be in the range of $36.2 million to $36.6 million.

•	GAAP net loss is expected to be in the range of $(2.2) million to $(1.8) million, or $(0.05) to $(0.04) per share, based on 41.1 million basic weighted average common shares outstanding.

•	Non-GAAP net loss is expected to be in the range of $(0.3) million to income of $0.1 million, or $(0.01) to breakeven per share, based on 41.1 million basic and 43.1 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $3.4 million to $3.8 million.

Full Year 2014:

•	Total revenue is expected to be in the range of $140.0 million to $141.0 million.

•	GAAP net loss is expected to be in the range of $(4.3) million to $(3.1) million, or $(.11) to $(.08) per share, based on 41.0 million basic weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $1.5 million to $2.8 million, or $.04 to $.06 per share, based on 43.1 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $14.0 million to $15.0 million.

Conference Call Information

What:	Cvent Second Quarter 2014 Financial Results Conference Call
When:	Thursday, August 7, 2014
Time:	5:00 p.m. ET
Live Call:	(877) 317-6789, domestic
(412) 317-6789, international
Replay:	(877) 344-7529, passcode 10049569, domestic
(412) 317-0088, passcode 10049569, international
Webcast:	http://investors.cvent.com (live and replay)

A replay of the webcast will be available after the call and accessible at http://investors.cvent.com.

About Cvent, Inc.

Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management platform. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hotels with a targeted advertising platform designed to reach event planners looking for suitable venues. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events.

Non-GAAP Financial Measures

To supplement Cvent’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Cvent provides investors with certain non-GAAP financial measures, including Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business. Additionally, we have not reconciled the non-GAAP guidance measures disclosed under “Business Outlook” to their corresponding GAAP measures because we do not provide guidance for the various reconciling items such as stock-based compensation, provision for income taxes, depreciation and amortization, costs related to acquisitions (including earn-outs), and foreign currency remeasurement and transactions gains and losses, as certain items that impact these measures are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort.

Cvent excludes the following items from these non-GAAP financial measures:

Interest income. Cvent excludes this income primarily because it is not considered a part of ongoing operating results.

Provision (benefit) for income taxes. Cvent excludes this expense (benefit) from its non-GAAP financial measures primarily because it is largely composed of non-cash expenses (benefits) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.

Depreciation and amortization. In accordance with GAAP, operating expenses include amortization of intangible assets such as software development and acquired technology. Cvent excludes these items from its non-GAAP financial measures because Cvent does not consider them part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which may have their own unique acquisition histories and varied approaches to capitalization of software development.

Stock-based compensation expense. Cvent’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and other equity based awards. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.

Foreign currency losses (gains). Cvent’s non-GAAP financial measures exclude these losses (gains) primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the losses (gains) associated with remeasuring our India financial statements, are recognized through our Consolidated Statements of Operations instead of through our Consolidated Balance Sheets, where translation losses (gains) from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar losses (gains) through their balance sheets.

Costs related to acquisitions. Cvent’s non-GAAP financial measures exclude contingent payments included in compensation expense which relates to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the acquisitions and it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of post-acquisition operating results to the results of other companies in our industry, which have their own unique acquisition histories.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future revenues, expenses, net income (loss), and profitability, and statements regarding our expectations regarding the growth of the meetings and events industry and our market position therein. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; our ability to correct any weaknesses and deficiencies in our internal control over financial reporting and disclosure controls and procedures; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K filed on March 21, 2014 and other reports and filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Kathleen O’Boyle

Cvent, Inc.

KOBoyle@cvent.com

571-765-5663

Investor Contact:

Garo Toomajanian

ICR

ir@cvent.com

703-226-3610

Cvent, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$175,689	$146,407
Restricted cash	673	664
Short-term investments	14,724	11,359
Accounts receivable, net of reserve of $511 and $731, respectively	20,594	33,199
Prepaid expense and other current assets	8,024	7,894
Deferred tax assets	4,015	3,060

Total current assets	223,719	202,583
Property and equipment, net	18,231	7,906
Capitalized software development costs, net	13,460	9,264
Intangible assets, net	2,726	3,123
Goodwill	12,238	12,703
Deferred tax assets, non-current	—	257

Total assets	$270,374	$235,836

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,178	$5,388
Accrued and other current liabilities	18,842	18,477
Deferred revenue	66,695	65,203

Total current liabilities	91,715	89,068
Deferred tax liabilities, non-current	4,235	3,323
Other liabilities, non-current	2,214	1,407

Total liabilities	98,164	93,798
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized at June 30, 2014 and December 31, 2013; and zero issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized at June 30, 2014 and December 31, 2013; 41,588,937 and 40,409,791 shares issued and 41,068,723 and 39,889,577 outstanding at June 30, 2014 and December 31, 2013, respectively	41	40
Treasury stock	(3,966)	(3,966)
Additional paid-in capital	196,487	168,949
Accumulated deficit	(20,352)	(22,985)

Total stockholders’ equity	172,210	142,038

Total liabilities and stockholders’ equity	$270,374	$235,836

Cvent, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue	$34,133	$26,935	$65,534	$51,295
Cost of revenue[1]	9,039	7,172	18,247	13,176

Gross profit	25,094	19,763	47,287	38,119
Operating expenses:
Sales and marketing[1]	15,977	12,131	29,644	23,651
Research and development[1]	3,284	2,789	6,473	5,292
General and administrative[1]	4,953	6,154	9,650	10,800

Total operating expenses	24,214	21,074	45,767	39,743

Income (loss) from operations	880	(1,311)	1,520	(1,624)
Interest income	362	123	641	383

Income (loss) from operations before income taxes	1,242	(1,188)	2,161	(1,241)
Provision for (benefit from) income taxes	250	1,099	(472)	736

Net income (loss)	$992	$(2,287)	$2,633	$(1,977)

Net income (loss) per common share:
Basic	$0.02	$(0.15)	$0.06	$(0.13)

Diluted	$0.02	$(0.15)	$0.06	$(0.13)

Weighted average common shares outstanding - basic	41,003,038	15,699,359	40,812,220	15,576,259
Weighted average common shares outstanding - diluted	43,177,662	15,699,359	43,185,872	15,576,259

[1]Stock-based compensation expense included in the above:
Cost of revenue	$146	$323	$339	$533
Sales and marketing	399	922	702	1,699
Research and development	251	254	455	395
General and administrative	248	311	478	622

Total	$1,044	$1,810	$1,974	$3,249

Cvent, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net Income (loss)	$2,633	$(1,977)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,339	3,752
Foreign currency transaction (gain) loss	(114)	166
Stock-based compensation expense	1,974	3,249
Change in deferred taxes	342	—
Change in operating assets and liabilities
Accounts receivable, net	13,070	12,755
Prepaid expenses and other assets	(130)	(4,561)
Accounts payable, accrued and other liabilities	272	1,376
Deferred revenue	1,492	350

Net cash provided by operating activities	23,878	15,110

Investing activities:
Purchase of property and equipment and capitalized software development costs	(16,274)	(4,898)
Net purchases of short-term investments	(3,365)	(3,150)
Acquisition-related consideration payments	(415)	(1,668)
Restricted cash	(9)	(229)

Net cash used in investing activities	(20,063)	(9,945)

Financing activities:
Proceeds from exercise of stock options and warrants	507	351
Repurchase of warrants	—	(1,275)
Proceeds from follow-on public offering, net of expenses	24,846	—

Net cash provided by (used in) financing activities	25,353	(924)

Effect of exchange rate changes on cash and cash equivalents	114	(166)

Increase in cash and cash equivalents	$29,282	$4,075
Cash and cash equivalents, beginning of period	146,407	16,850

Cash and cash equivalents, end of period	$175,689	$20,925

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(In thousands)
Cost of revenue	$9,039	$7,172	$18,247	$13,176
Adjustments
Stock-based compensation expense	(146)	(323)	(339)	(533)

Non-GAAP Cost of Revenue Expenses	$8,893	$6,849	$17,908	$12,643

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(In thousands)
Sales and marketing	$15,977	$12,131	$29,644	$23,651
Adjustments
Stock-based compensation expense	(399)	(922)	(702)	(1,699)

Non-GAAP Sales & Marketing Expenses	$15,578	$11,209	$28,942	$21,952

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(In thousands)
Research and Development	$3,284	$2,789	$6,473	$5,292
Adjustments
Stock-based compensation expense	(251)	(254)	(455)	(395)

Non-GAAP Research & Development Expenses	$3,033	$2,535	$6,018	$4,897

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(In thousands)
General and administrative	$4,953	$6,154	$9,650	$10,800
Adjustments
Stock-based compensation expense	(248)	(311)	(478)	(622)
Costs related to acquisitions and dispositions	(429)	(628)	(780)	(1,032)
Foreign currency remeasurement and transaction gains (losses)	45	(1,216)	485	(1,166)

Non-GAAP General and administrative Expenses	$4,321	$3,999	$8,877	$7,980

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(In thousands)
Net income (loss)	$992	$(2,287)	$2,633	$(1,977)
Adjustments
Interest income	(362)	(123)	(641)	(383)
Provision for (benefit from) income taxes	250	1,099	(472)	736
Depreciation and amortization expense	2,339	1,996	4,339	3,752
Stock-based compensation expense	1,044	1,810	1,974	3,249
Foreign currency remeasurement and transaction (gains) losses	(45)	1,216	(485)	1,166
Costs related to acquisitions	429	628	780	1,032

Adjusted EBITDA	$4,647	$4,339	$8,128	$7,575

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(In thousands)
GAAP operating income (loss)	$880	$(1,311)	$1,520	$(1,624)
Adjustments
Stock-based compensation expense	1,044	1,810	1,974	3,249
Foreign currency remeasurement and transaction (gains) losses	(45)	1,216	(485)	1,166
Costs related to acquisitions	429	628	780	1,032

Non-GAAP operating income	$2,308	$2,343	$3,789	$3,823

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(In thousands)
GAAP net income (loss)	$992	$(2,287)	$2,633	$(1,977)
Adjustments
Stock-based compensation expense	1,044	1,810	1,974	3,249
Foreign currency remeasurement and transaction (gains) losses	(45)	1,216	(485)	1,166
Costs related to acquisitions	429	628	780	1,032

Non-GAAP net income	$2,420	$1,367	$4,902	$3,470

Non-GAAP pro forma diluted weighted average common shares outstanding (1)	43,177,662	34,637,166	43,185,872	34,602,728

GAAP pro forma diluted weighted average common shares outstanding (1)	—	33,118,166	—	32,995,066
Non-GAAP net income per diluted share	$0.06	$0.04	$0.11	$0.10
GAAP net loss per diluted share	—	$(0.07)	—	$(0.06)

(1)	For purposes of the diluted weighted average common shares outstanding for the period ended June 30, 2013, all shares of Series A Convertible Preferred Stock have been treated as though they have converted to Common Shares on a 1:1 basis as of the beginning of the period because the Series A Convertible Preferred Stock participate in any net earnings on an equal basis with Common Stock shareholders.